      As filed with the Securities and Exchange Commission on July 28, 2000
                    Registration Statement No. 333-__________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          -----------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                          METROPOLITAN FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

             OHIO                                                34-1109469
(State or other jurisdiction of                               (I.R.S. employer
  incorporation or organization)                             identification no.)

                             6001 LANDERHAVEN DRIVE
                          MAYFIELD HEIGHTS, OHIO 44124
              (Address of principal executive offices and zip code)

                          METROPOLITAN FINANCIAL CORP.
                       1997 STOCK OPTION PLAN, AS AMENDED
                            (Full title of the plan)
                          -----------------------------

                               KENNETH T. KOEHLER
                         PRESIDENT, ASSISTANT SECRETARY
                             AND ASSISTANT TREASURER
                             6001 LANDERHAVEN DRIVE
                          MAYFIELD HEIGHTS, OHIO 44124
                                 (440) 646-1111
          (Name, address, and telephone number, including area code, of agent for service)
                          -----------------------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                                     Proposed
                                                                   Proposed          maximum
                                                                   maximum           aggregate
Title of securities to                                             offering price    offering       Amount of
be registered                           Amount to be registered    per share(2)      price (2)      registration fee (2)
------------------------------------------------------------------------------------------------------------------------

Common Shares,                           200,000 shs.(1)           $4.25             $850,000       $224.40
without par value
------------------------------------------------------------------------------------------------------------------------


(1)   Additional number of shares available for purchase under the plan.
(2) Estimated in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, solely for purposes of calculating the registration fee. The fee with respect to the shares being registered is based on the average of the bid and asked sale prices on July 24, 2000, of the Registrant's common shares as reported on The Nasdaq Stock Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement on Form S-8 relates to the Metropolitan Financial Corp. 1997 Stock Option Plan, as amended, and registers an additional 200,000 common shares that may be issued by Metropolitan under the plan. On December 10, 1997, Metropolitan completed a two-for-one stock split in the form of a stock dividend to shareholders and accordingly the maximum number of common shares that may be issued under the plan was adjusted from 325,000 to 650,000. On December 21, 1998, Metropolitan filed a Registration Statement on Form S-8, File No. 333-69339, to register 650,000 of its common shares in connection with the plan. On December 29, 1998, Metropolitan completed a 10% stock dividend to shareholders, and the maximum number of common shares that may be issued under the plan was adjusted from 650,000 to 715,000. On August 24, 1999, Metropolitan's Board of Directors adopted, and on April 25, 2000, Metropolitan's shareholders approved, an amendment to the plan to increase the maximum number of common shares that may be issued under the plan by 200,000 common shares, to a total of 915,000 shares. This Registration Statement on Form S-8 registers those additional 200,000 common shares.

         Metropolitan incorporates by reference into this Registration Statement the contents of Registration Statement on Form S-8, File No. 333-69339, previously filed by Metropolitan with the Securities and Exchange Commission in connection with the Metropolitan Financial Corp. 1997 Stock Option Plan.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         The legality of the common shares being registered on this Registration Statement has been passed upon by Thompson Hine & Flory LLP. Certain partners of Thompson Hine & Flory LLP beneficially own common shares of Metropolitan.

ITEM 8.  EXHIBITS

         The exhibits to this Registration Statement are listed in the Exhibit Index on page 3 of this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mayfield Heights, State of Ohio, on July 28, 2000.

                                    METROPOLITAN FINANCIAL CORP.

                                    By: /s/ Kenneth T. Koehler
                                        ----------------------------------------
                                        Kenneth T. Koehler, President, Assistant
                                        Secretary and Assistant Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of July 28, 2000.

Signature                                            Title
---------                                            -----

/s/ Robert M. Kaye                                   Chairman of the Board, Chief Executive
------------------------------------                 Officer and Director (Principal Executive Officer)
Robert M. Kaye

/s/ Donald F. Smith                                  Chief Financial Officer (Principal Financial
------------------------------------                 and Accounting Officer)
Donald F. Smith

/s/ Malvin E. Bank                                   Director
------------------------------------
Malvin E. Bank

/s/ Robert R. Broadbent                              Director
------------------------------------
Robert R. Broadbent

/s/ Marjorie M. Carlson                              Director
------------------------------------
Marjorie M. Carlson

/s/ Lois K. Goodman                                  Director
------------------------------------
Lois K. Goodman

/s/ Marguerite B. Humphrey                           Director
------------------------------------
Marguerite B. Humphrey

/s/ James A. Karman                                  Director
------------------------------------
James A. Karman

/s/ Ralph D. Ketchum                                 Director
------------------------------------
Ralph D. Ketchum

/s/ Kenneth T. Koehler                               Director
------------------------------------
Kenneth T. Koehler

/s/ Alfonse M. Mattia                                Director
------------------------------------
Alfonse M. Mattia

/s/ David P. Miller                                  Director
------------------------------------
David P. Miller

/s/ Kenneth T. Koehler                               Attorney-in-Fact for the Officers and Directors
------------------------------------                 signing in the capacities indicated
Kenneth T. Koehler

                          METROPOLITAN FINANCIAL CORP.

                               INDEX TO EXHIBITS


Exhibit                 Description
-------                 -----------

 4.1 Amended and Restated Articles of Incorporation of Metropolitan (filed as Exhibit 2 to Metropolitan's Form 8-A, filed with the Securities and Exchange Commission on October 15, 1996, and incorporated herein by reference).

 4.2 Amended and Restated Code of Regulations of Metropolitan (filed as Exhibit 3.2 to Metropolitan's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on February 26, 1999, and incorporated herein by reference).

*5 Opinion of Thompson, Hine and Flory LLP as to the legality of the securities to be registered.

*23.1                   Consent of Crowe, Chizek and Company LLP.

*23.2 Consent of Thompson, Hine and Flory LLP (included as part of Exhibit 5).

*24                     Power of Attorney.
-------------
* Filed herewith.